UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2007

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)

Dennis J. Getman (a Named Executive Officer) resigned as Executive Vice President - Special Projects, effective as of the close of business on June 29, 2007, as provided by his Amended and Restated Employment Agreement (the "Employment Agreement"), dated as of December 28, 2006. Under the terms of his Employment Agreement, as previously disclosed on Form 8-K filed on December 28, 2006, Mr. Getman shall provide Registrant certain consulting services for a three-year period with respect to the special projects in which he is involved.

On June 29, 2007, Charles L. McNairy submitted his resignation, for health reasons, as Chief Financial Officer (Principal Financial Officer), to become effective as of July 9, 2007.

5.02(c)

On June 26, 2007, the Registrant entered into an Employment Agreement with Randy Kotler, pursuant to which he will be employed as Executive Vice President and Chief Financial Officer (Principal Financial Officer), as of July 9, 2007 through July 8, 2010, at a base salary of $350,000 per annum, a signing bonus of $100,000 and an annual bonus of no less than $100,000.

Since May 2002, Mr. Kotler, 42, has been Chief Accounting Officer of TOUSA, Inc., a publicly-traded national homebuilder. He also served as Senior Vice President - Finance of TOUSA, since May 2006; as Interim Chief Financial Officer, from May 2006 to January 2007; and as Vice President, from May 2002 to May 2006. Prior to joining TOUSA, Mr. Kotler was a Senior Manager with Ernst & Young LLP, from September 1996 to May 2002; and prior thereto, Audit Senior Manager with BDO Seidman, LLP, from September 1988 to September 1996.

On June 26, 2007, the Registrant entered into Restricted Stock Unit Agreements with Randy Kotler, pursuant to which he will be awarded on July 9, 2007, upon commencement of employment, an opportunity to receive, in increments of 2,500 units, an aggregate of up to 7,500 performance-conditioned restricted stock units representing 7,500 shares of Registrant's Common Stock. Each of the restricted stock unit awards is conditioned upon (i) the closing price of the Common Stock being at least a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on July 9, 2007 and ending on the vesting date of July 8, 2010, and (ii) the continued employment of Mr. Kotler at the time the foregoing condition is satisfied.

5.02(e)

On June 29, 2007, the Registrant entered into an Amendment to the Amended and Restated Employment Agreement with Dennis J. Getman. Pursuant to the Amendment, Mr. Getman will have the opportunity to receive additional payments of specified percentages of net sales proceeds on certain additional designated asset sales during the three-year period that he has agreed to provide certain consulting services following the June 30, 2007 expiration of his term of employment.

Item 8.01 Other Events.

On July 2, 2007, Avatar Holdings Inc. issued a press release relating to its 4.50% Convertible Senior Notes due 2024. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Avatar Holdings Inc. Press Release dated July 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

July 2, 2007	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 2, 2007